UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary proxy statement	☐	Confidential, for Use of the
☐	Definitive proxy statement		Commission Only (as
☒	Definitive additional materials		permitted by Rule 14a-6(e)(2))
☐	Soliciting material pursuant to 240.14a-12

TBS INTERNATIONAL LIMITED
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Explanatory Note

The purpose of this filing is to reflect the Company's FAS 123R expense for fiscal 2006 in the Summary Compensation Table and the Director Compensation table and to provide information regarding termination and change of control arrangements, all of which were inadvertently omitted from the definitive proxy statement filed on April 30, 2007.

TBS INTERNATIONAL LIMITED
Commerce Building,
Chancery Lane,
Hamilton HM 12, Bermuda

April 30, 2007

Dear Shareholder:

You are cordially invited to attend the 2007 Annual General Meeting of Shareholders of TBS International Limited (“TBS") to be held at 3:00 p.m., Eastern Time, on Tuesday, June 19, 2007, at the Metropolitan Club, at One East 60th Street, New York, New York 10022.

At this year’s Annual General Meeting, shareholders will be asked to elect eight directors, to reappoint PricewaterhouseCoopers LLP as TBS’s independent registered public accounting firm to serve until the 2008 Annual Meeting, to authorize the Board of Directors, acting through the Audit Committee, to determine the independent registered public accounting firm’s fees, and to act upon such other business that may properly come before the Annual General Meeting. During the Annual General Meeting, we will provide a report on TBS’s business operations.  There will also be time for questions.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of TBS.  We hope you will be able to attend the Annual General Meeting.  Whether or not you expect to attend the Annual General Meeting, and regardless of the number of shares you own, it is important to us and to our business that your shares are represented and voted at the Annual General Meeting.  Therefore, we encourage you to sign, date, and return the enclosed proxy card in the return envelope provided so that your shares will be represented and voted at the Annual General Meeting.

Sincerely,

/s/ Joseph E. Royce
Joseph E. Royce
Chairman of the Board of Directors

TBS INTERNATIONAL LIMITED

Commerce Building,
Chancery Lane,
Hamilton HM 12, Bermuda

NOTICE OF 2007 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 19, 2007

The 2007 Annual General Meeting of Shareholders of TBS International Limited, a Bermuda exempted company, will be held at the Metropolitan Club at One East 60th Street, New York, New York 10022, on Tuesday, June 19, 2007, at 3:00 p.m., Eastern Time.  The Annual General Meeting will be held to consider and act upon the following matters:

1.
To elect eight directors to serve on our Board of Directors (the “Board") until the next Annual General Meeting of Shareholders or until their successors are duly elected and qualified. The nominees for election are Joseph E. Royce, Gregg L. McNelis, James W. Bayley, John P. Cahill, Randee E. Day, William P. Harrington, Peter S. Shaerf and Alexander Smigelski;

2.
To reappoint PricewaterhouseCoopers LLP as our independent registered public accounting firm until the 2008 Annual Meeting and to authorize the Board of Directors, acting through the Audit Committee, to determine the independent registered public accounting firm’s fees; and

3.	To act upon such other business as may properly come before the Annual General Meeting.

The shareholders of record at the close of business on April 23, 2007, will be entitled to vote at the Annual General Meeting or at any adjournment or postponement thereof.  If you do not expect to attend the Annual General Meeting in person, please complete, date and sign the enclosed proxy card and return it without delay in the enclosed envelope, which requires no additional postage if mailed in the United States.

By Order of the Board of Directors,

/s/ J.E. Faries
Hamilton, Bermuda	J. E. Faries
April 30, 2007	Corporate Secretary

TBS INTERNATIONAL LIMITED
2007 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TABLE OF CONTENTS

PROXY STATEMENT
Questions and Answers About the Annual General Meeting and Voting	1
Corporate Governance
Corporate Governance Principles	5
Director Independence	5
Shareholder Communication with the Board	5
2006 Meetings of the Board of Directors; Attendance at Annual General Meetings	6
Board Structure and Committees Membership	6
Audit Committee	6
Compensation Committee	7
Nominating and Corporate Governance Committee	8
Compensation Interlocks and Insider Participation	9
Director Compensation	9
Executive Compensation
Compensation Discussion and Analysis	10
Overview of the Compensation Program	10
Compensation Philosophy and Objectives	10
Implementing Compensation Objectives	10
Elements Used to Achieve Compensation Objectives	11
Severance Plans and Employment Agreements	11
2006 Compensation Decisions	12
Tax Considerations	12
Report of the Compensation Committee	13
Summary Compensation Table	13
Outstanding Equity Awards at 2006 Fiscal Year-End	14
Option Exercises and Stock Vested in Fiscal Year 2006	14
Termination and Change-in-Control Agreements or Arrangements	14
Equity Grant Policy	15
Equity Compensation Plans	15
Proposals To Be Voted On
Proposal One - Election of Directors	16
Director Nominee Information	16
Proposal Two - Reappointment and Compensation of Independent	18
Registered Public Accounting Firm
Audit Committee Report	18
Auditor Fees	19
Share Ownership
Security Ownership of Directors, Director Nominee and Management	20
Security Ownership of Certain Beneficial Owners	21
Section 16(a) Beneficial Ownership Reporting Compliance	22
Certain Relationships and Related Transactions	23
Other Matters	24
Availability of Form 10-K to Shareholders	24
Shareholder Proposals for 2008 Annual General Meeting	24

TBS INTERNATIONAL LIMITED
Commerce Building,
Chancery Lane,
Hamilton HM 12, Bermuda

PROXY STATEMENT
FOR 2007 ANNUAL GENERAL MEETING OF SHAREHOLDERS

Questions and Answers About the Annual General Meeting and Voting

Q:	Why did I receive this Proxy Statement?

A:
Because you are a shareholder of TBS International Limited ("TBS," "Company", "we" or "our") as of the record date and are entitled to vote at the 2007 Annual General Meeting of Shareholders, the Board of Directors of TBS is soliciting your proxy to vote at the Meeting.

This Proxy Statement summarizes the information you need to know to vote at the Annual General Meeting.

This Proxy Statement and form of proxy are first being mailed to shareholders on or about April 30, 2007.

Q:	What am I voting on?

A:	You are voting on two items:

1.
The election of eight directors until the next Annual General Meeting or until their successors are duly elected and qualified. The nominees for election are:
Joseph E. Royce
Gregg L. McNelis
James W. Bayley
John P. Cahill
Randee E. Day
William P. Harrington
Peter S. Shaerf
Alexander Smigelski

2.
The reappointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm until the 2007 Annual Meeting and authorization of the Board of Directors, acting through the Audit Committee, to determine the independent registered public accounting firm’s fees.

Q:	What are the voting recommendations of the Board of Directors?

A:	The Board recommends the following votes:

1.	FOR electing each of the director nominees; and

2.
FOR reappointing PricewaterhouseCoopers LLP as our independent registered public accounting firm until the 2008 Annual Meeting and authorizing the Board of Directors, acting through the Audit Committee, to determine the independent registered public accounting firm’s fees.

Q:	Will any other matters be voted on?

A:
We do not know of any other matters that will be brought before the shareholders for a vote at the Annual General Meeting. If any other matter is properly brought before the Meeting, your signed proxy card gives authority to Joseph E. Royce and Gregg L. McNelis to vote on such matters in their discretion.

Q:	Who is entitled to vote?

A:
Shareholders of record as of the close of business on the Record Date, April 23, 2007, are entitled to vote at the Annual General Meeting. The Class A common shares are entitled to one vote for each Class A common share while holders of Class B common shares are entitled to one-half of a vote for each Class B common share.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
Many shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares registered directly in your name with TBS’s transfer agent and those owned beneficially.

Shareholder of Record
If your shares are registered directly in your name with TBS’s transfer agent, American Stock Transfer and Trust Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by TBS.

Beneficial Owner
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee, which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote. Your broker or nominee has enclosed a voting instruction card for you to use in this regard.

Q:	How do I vote?

A:	If you are a shareholder of record, there are two ways to vote:

•	by completing and mailing your proxy card; and

•	by written ballot at the Meeting.

If the enclosed Proxy Card is properly executed and returned in time for the Meeting, the shares represented thereby will be voted in accordance with the instructions given on each matter introduced for a vote at the Meeting. If the Proxy Card is properly executed and returned in time for the Meeting but no instructions are given, shares will be voted FOR Proposals 1 and 2. Proxies will extend to, and be voted at, any adjournment or postponement of the Meeting.

If your shares are held in a brokerage account in your broker’s name (this is called beneficial ownership), you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet to your broker or nominee. If you provide specific voting instructions by mail, telephone, or the Internet, your shares should be voted by your broker or nominee as you have directed.

Q:	Who will count the vote?

A:	Representatives of American Stock Transfer and Trust Company will count the vote and serve as the inspectors of election.

Q:	What is the quorum requirement of the Annual General Meeting?

A:
Two or more persons present in person and representing in person or by proxy greater than 50% of the total issued voting shares determined on April 23, 2007, constitute a quorum for voting on items at the Annual General Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum, but neither will be counted as votes cast. On the record date of April 23, 2007, there were outstanding and entitled to vote 14,325,996 Class A common shares and 13,404,461 Class B common shares.

Q:	What vote is required to approve each proposal?

A:
Proposal One, the election of our eight directors to hold office until the next Annual General Meeting or until their successors are duly elected and qualified, requires the affirmative vote of a majority of the votes cast by holders of Class A and Class B common shares, present in person or represented by proxy.

Proposal Two requires the affirmative vote of a majority of the votes cast by holders of Class A and Class B common shares, present in person or represented by proxy.

Abstentions and broker non-votes will not be counted as voting on either item and therefore will not affect the outcome of either proposal.

Q:	What are broker non-votes?

A:
Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from beneficial owners at least ten days before the Meeting. If that happens, the nominees may vote those shares only on matters deemed "routine." On non-routine matters, nominees cannot vote without instructions from the beneficial owner, resulting in a so-called "broker non-vote."

Q:	What does it mean if I get more than one proxy card?

A:	It means your shares are in more than one account. You should vote the shares on all of your proxy cards.

Q:
I own my shares indirectly through my broker, bank, or other nominee, and I receive multiple copies of the annual report, proxy statement, and other mailings because more than one person in my household is a beneficial owner. How can I change the number of copies of these mailings that are sent to my household?

A:
If you and other members of your household are beneficial owners, you may eliminate this duplication of mailings by contacting your broker, bank or other nominee. Duplicate mailings in most cases are wasteful for us and inconvenient for you, and we encourage you to eliminate them whenever you can. If you have eliminated duplicate mailings but for any reason would like to resume them, you must contact your broker, bank, or other nominee. If you are a shareholder of record and you wish to eliminate this duplication of mailing, contact the Company at Commerce Building, Chancery Lane, Hamilton HM 12, Bermuda, telephone number 441-295-9230.

Q:
Multiple shareowners live in my household, and together we received only one copy of this year’s annual report and proxy statement. How can I obtain my own separate copy of those documents for the Annual General Meeting?

A:
You may pick up copies in person at the Annual General Meeting or download them free of charge from our website, www.tbsship.com (click on "Investor Relations"). If you want copies mailed to you and you are a beneficial owner, you must request them from your broker, bank, or other nominee. If you want copies mailed and you are a shareholder of record, we will mail them promptly if you request them from our transfer agent, American Stock Transfer and Trust Company, by phone (toll-free) at 1-866-668-6550 or by mail to American Stock Transfer and Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038, attention: Shareholder Correspondence. We cannot guarantee you will receive mailed copies before the Meeting.

Q:	Can I change my vote?

A:	Yes. If you are a shareholder of record, you can change your vote or revoke your proxy any time before the Annual General Meeting by:

•	returning a later-dated proxy card;

•	sending written notice of revocation to the Secretary; or

•	completing a written ballot at the Meeting.

    If you are a beneficial owner you may submit new voting instructions by contacting your broker, bank or nominee who holds your shares and following such nominee's instructions.

Q:	Who may attend the Annual General Meeting?

A:	All TBS shareholders as of the close of business on April 23, 2007 may attend.

Q:	What do I need to do to attend the Annual General Meeting?

A:
If you are a shareholder of record you will need to bring picture identification with you to the Meeting.  If you beneficially own shares, you will be asked to show some evidence of your ownership (for example, a brokerage statement) to be admitted to the Annual General Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Meeting unless you bring with you a legal proxy from your broker.

Q:	Where can I find the voting results of the Annual General Meeting?

A:	We plan to announce preliminary voting results at the Meeting and publish final results in our quarterly report on Securities and Exchange Commission ("SEC") Form 10-Q for the second quarter of 2007.

Q:	Who pays for this proxy solicitation?

A:
We will pay the cost of solicitation of proxies. The Board of Directors may use the services of TBS’s directors, officers and other regular employees, acting without special compensation, to solicit proxies personally or by telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares held of record by such fiduciaries, and we will reimburse them for the reasonable expenses incurred by them in so doing.

Corporate Governance

  Corporate Governance Principles
The Board of Directors' Governance Principles, as outlined in our charters of Audit, Compensation, and Governance and Nominating Committees, Bye-laws and our Code of Business Conduct and Ethics are available on our website at www.tbsship.com (click on "Investor Relations" then "Governance"). The charters of all our Board Committees, Bye-laws and our Code of Business Conduct and Ethics are available in print free of charge to any shareholder who requests them by contacting our Corporate Secretary at TBS International Limited, Commerce Building, Chancery Lane, Hamilton HM 12, Bermuda.

   Director Independence

The NASDAQ listing standards require that a majority of the members of our Board qualify as "independent," as affirmatively determined by the Board of Directors.  On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire that requires disclosure of any transactions with any company in which the director or executive officer, or any members of his or her immediate family, have a direct or indirect material interest.  After a review of all relevant transactions and relationships between each director, his or her family members, the Board (upon the recommendation of the Nominating and Corporate Governance Committee) has affirmatively determined that the following nominees for director are independent directors within the meaning of the applicable NASDAQ listing standards:  John P. Cahill, Randee E. Day, William P. Harrington, Peter S. Shaerf and Alexander Smigelski.  Joseph E. Royce, Chairman of the Board of Directors and Chief Executive Officer, Gregg L. McNelis, Executive Vice President and Chief Operating Officer and James W. Bayley, Vice President are not "independent" within the meaning of the applicable NASDAQ listing standards.

In making these independence determinations, the Board considered that Mr. Harrington is a partner at the law firm of Bleakley Platt & Schmidt, which Mr. Smigleski's employer, Kings Point Capital Partners, has retained to provide legal services during the last fiscal year. The Board further considered that TBS contributed $5,000 to a charitable organization that honored Mr. Harrington in 2006.

  Shareholder Communication with the Board

TBS shareholders may communicate with the Board of Directors, any Committee of the Board or any individual director, and any interested party may communicate with the non-management directors of the Board as a group, by delivering such communications either in writing addressed c/o Corporate Secretary at TBS International Limited, Commerce Building, Chancery Lane, Hamilton HM 12, Bermuda or by e-mail to ContactTheBoard@tbsship.com. Communications should not exceed 1000 words in length.

All communications must be accompanied by the following information:

•	if the person submitting the communication is a shareholder, a statement of the type and amount of the securities of the Company that the person holds;

•
if the person submitting the communication is not a shareholder and is submitting the communication to the non-management directors as an interested party, the nature of the person’s interest in the Company;

•	any special interest, meaning an interest not in the capacity as a shareholder of TBS, of the person in the subject matter of the communication; and

•	the address, telephone number and e-mail address, if any, of the person submitting the communication.

Communications addressed to directors may, at the direction of the directors, be shared with Company management.

  2006 Meetings of the Board of Directors; Attendance at Annual General Meetings

During 2006, four meetings of the Board of Directors, four meetings of the Audit Committee, three meetings of the Compensation Committee and one meeting of the Nominating and Governance Committee were held. During 2006, each director attended, either in person or telephonically, at least 75% of the total meetings of the Board and the Committees of the Board on which the director served that were held during his or her term of office. The Board has a policy of encouraging, but not requiring, directors to attend Annual General Meetings of the shareholders. Four members of the Board attended the 2006 Annual General Meeting.

  Board Structure and Committees Membership

Our Bye-laws provide that our Board shall consist of no fewer than five nor more than 11 directors. We currently have five directors. Our Board consists of Joseph E. Royce, Chairman, Gregg L. McNelis, Randee E. Day, William P. Harrington and Peter S. Shaerf. Messrs. James W. Bayley, John P. Cahill and Alexander Smigelski will be joining our Board if elected at our Annual General Meeting. Each director holds office until the next Annual General Meeting of Shareholders, or until his or her successor is elected and has qualified, or until such director’s earlier death, resignation or removal. The Board is comprised of a majority of independent directors in accordance with NASDAQ listing standards. The following table outlines Committees of the Board of Directors and their membership as of the date of this Proxy Statement.
Nominating and
	Audit	Compensation	Corporate Governance
Director Name	Committee	Committee	Committee

Randee E. Day	Chairperson	X	X
William P. Harrington	X	X	Chairperson
Peter S. Shaerf	X	Chairperson	X

   Audit Committee

The Audit Committee, as of the date of this Proxy Statement, is comprised of Ms. Randee E. Day (Chairperson), Mr. Peter S. Shaerf and Mr. William P. Harrington. Ms. Day was appointed as the Audit Committee Chairperson in March 2001, Mr. Shaerf became a member of the Committee in February 2004 and Mr. Harrington became a member of the Committee in April 2006. Ms. Day, Mr. Shaerf and Mr. Harrington are each "independent" as independence for audit committee members is defined under the NASDAQ listing standards and SEC rules. The Audit Committee held four meetings during the fiscal year ended December 31, 2006. The Board has determined that Ms. Day is an "audit committee financial expert" as defined in applicable SEC rules. Ms. Day has over 30 years of banking experience as a loan officer who reviewed or supervised the review of borrowers’ financial statements and has a thorough understanding of U.S. generally accepted accounting principles.

The Audit Committee of the Board oversees, on behalf of the Board, TBS’s corporate accounting, financial reporting process and systems of internal accounting and financial controls. Among other things, the Audit Committee is responsible for:

•
directly appointing, retaining, compensating, evaluating, overseeing, and terminating (when appropriate) the Company’s independent registered public accounting firm (subject to shareholder approval), which shall report directly to the Committee;

•
reviewing and pre-approving all audit and permissible non-audit services to be provided by the independent registered public accounting firm, and establishing policies and procedures for the pre-approval of audit and permissible non-audit services to be provided by the independent registered public accounting firm;

•
at least annually, reviewing the qualifications, independence and performance of the independent registered public accounting firm, and discussing with the independent registered public accounting firm their independence;

•
upon completion of the annual audit, reviewing with the independent registered public accounting firm the scope of the audit, any audit problems or difficulties encountered and management’s response, and findings and recommendations concerning their annual audit of the Company;

•	meeting to review and discuss with management and the independent registered public accounting firm the annual audited financial statements, and the unaudited quarterly financial statements;

•
reviewing the adequacy and effectiveness of the Company’s internal auditing procedures, internal controls over financial reporting, and any programs instituted to correct deficiencies as well as the Company’s disclosure controls and procedures;

•	overseeing the Company’s compliance systems with respect to legal and regulatory requirements and reviewing the Company’s codes of conduct and programs to monitor compliance with such codes; and

•	establishing procedures for handling complaints regarding accounting, internal accounting controls and auditing matters.

The Committee’s report is included later in this Proxy Statement. A current copy of the Committee’s charter is available free of charge on the Company’s website at www.tbsship.com (click on "Investor Relations" then "Governance") or in print upon written request to the Company.

   Compensation Committee

The Compensation Committee, as of the date of this Proxy Statement, is comprised of Mr. Peter S. Shaerf (Chairperson), Mr. William P. Harrington and Ms. Randee E. Day. Mr. Shaerf was appointed as the Compensation Committee Chairperson in April 2005, and Mr. Harrington became a member of the Committee in June 2005. Ms. Day became a member of the Committee in April 2006. Mr. Shaerf, Mr. Harrington and Ms. Day are each "independent" under the applicable NASDAQ listing standards. The Compensation Committee held three meetings during the fiscal year ended December 31, 2006. The Compensation Committee is responsible for:

•	reviewing key employee compensation policies, plans and programs;

•	reviewing and approving the compensation of our executive officers;

•	reviewing and approving employment contracts and other similar arrangements between us and our executive officers;

•	reviewing and approving, at inception and on no less than an annual basis, any transaction with an affiliated service company, officer or director;

•	reviewing and consulting with the chief executive officer on the selection of officers and evaluation of executive performance and other related matters; and

•	such other matters that are specifically delegated to the Compensation Committee by our Board of Directors from time to time.

Additional information on the Committee's processes and procedures for consideration of executive compensation are included in the Compensation Discussion and Analysis below. A current copy of the Committee’s charter is available free of charge on the Company’s website at www.tbsship.com (click on "Investor Relations" then "Governance") or in print upon written request to the Company.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, as of the date of this Proxy Statement, is comprised of Mr. William P. Harrington (Chairperson), Ms. Randee E. Day and Mr. Peter S. Shaerf. Mr. Harrington became a member of the Nominating and Corporate Governance Committee in December 2005 and was appointed Chairperson of the Committee on April 26, 2006. Ms. Day and Mr. Shaerf became members of the Committee in April 2006. Mr. Harrington, Ms. Day and Mr. Shaerf are each "independent" under the applicable NASDAQ listing standards. The Nominating and Corporate Governance Committee held one meeting during the fiscal year ended December 31, 2006. The Nominating and Corporate Governance Committee is responsible for:

•	identifying, soliciting, evaluating and recommending candidates to the Board, including candidates recommended by shareholders and candidates for reelection;

•	assessing the contribution and independence of incumbent directors and reviewing directorships in other public companies held by or offered to directors and our senior officers;

•	overseeing the evaluation of the Board and management;

•	making recommendations regarding the structure, composition and functioning of the Board and its Committees; and

•	making recommendations regarding corporate governance matters and practices;

The Nominating and Corporate Governance Committee identifies potential director candidates and compares the skill sets of a potential directors with the needs of TBS. The goal of the process is to identify potential director candidates that are qualified and distinguished individuals whose particular skills would benefit TBS. The Nominating and Corporate Governance Committee identifies prospective director candidates in various ways, including through current directors, management, shareholders as well as any third party search firms retained by the Company to assist in identifying and evaluating possible candidates. The Nominating and Corporate Governance Committee evaluates director candidates recommended by shareholders in the same way that it evaluates candidates recommended by its members, other members of the Board, or other persons. The Nominating and Corporate Governance Committee considers a candidate’s qualifications in the context of the Company’s needs. Some of the qualifications and skills considered important by the Nominating and Corporate Governance Committee are the ability to represent the interests of a broad range of shareholders; leadership ability; experience that suggests the highest ethical standards and integrity; familiarity with the ocean transport services industry and knowledge of and experience with the markets served by the Company; and, experience with public company management, accounting rules and practices, and corporate governance best practices.

Shareholders wishing to submit recommendations for director candidates to the Nominating and Corporate Governance Committee must provide the following information in writing to the attention of the Company’s Corporate Secretary:

•	the name, address, and biography of the candidate, and the consent of the candidate to serve if nominated and elected;

•	the name, address, and phone number of the shareholder or group of shareholders making the recommendation; and

•
the number of shares beneficially owned by the shareholder or group of shareholders making the recommendation, the length of time held, and to the extent any shareholder is not a registered holder of such securities, proof of such ownership.

To be considered by the Nominating and Corporate Governance Committee for the 2008 Annual General Meeting of Shareholders, a director candidate recommendation must be received by the Secretary by January 1, 2008.

A current copy of the Committee’s charter is available free of charge on the Company’s website at www.tbsship.com (click on "Investor Relations" then "Governance") or in print upon written request to the Company.

  Compensation Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or on a compensation committee of any entity, other than our affiliated service company, that has one or more executive officers who serve on our Board or Compensation Committee.

Director Compensation

Each independent member of our Board receives an annual retainer of $30,000, plus annual fees of $10,000 for each independent director who serves on the Audit Committee, $10,000 to each independent director who serves on the Compensation Committee and $5,000 to each independent director who serves on the Nominating and Corporate Governance Committee. On January 22, 2007, the Board of Directors approved a $10,000 increase in the annual retainer paid to each independent member of our Board to $40,000 from $30,000, effective in 2007 on recomendation of the Compensation Committee.  Fees paid to each independent director who serves on the Audit Committee and Compensation Committee each increased $2,500 to $12,500 per committee. The Chairperson of the Audit Committee was also granted an additional $5,000 per year. Fees paid to each independent director who serves on the Nominating and Corporate Governance Committee increased $2,500 to $7,500. We also issued 2,000 restricted Class A common shares to each independent director in January 2007 for Board service during 2006. We plan to issue the same number of additional restricted Class A common shares to each independent director each year. We reimburse any member of the Board for travel, hotel, and all other reasonable expenses incurred in connection with our business or their duties as directors.

Directors who are also employees of the Company do not receive any additional compensation for their service as directors.  See "Executive Compensation" for 2006 annual compensation to directors who are also employees of the Company. Director compensation for 2006 to directors who are not employees was as follows:

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Total ($)

James W. Bayley (2)	$-	$-	$-	$-
John P. Cahill (2)	$-	$-	$-	$-
Randee E. Day	$51,250	$7,500	$-	$58,750
William P. Harrington	$53,750	$7,500	$-	$61,250
Peter S. Shaerf	$53,750	$7,500	$-	$61,250
Alex Smigelski (2)	$-	$-	$-	$-

(1)
No new shares or options were awarded to directors during 2006.  Stock awards reported in the table reflect amortized costs of 1,500 shares granted to each director in June 2005 at the time of our initial public offering.

(2)	Messrs. Bayley, Cahill and Smigelski will be joining the Board if elected at the Annual General Meeting in June 2007.

Executive Compensation

Compensation Discussion and Analysis

 Overview of the Compensation Program

The Compensation Committee of our Board reviews and determines the compensation of the Company's named executive officers and reviews with management the Company's overall company compensation structure. In determining the compensation of the named executive officers other than our Chief Executive Officer (CEO), the Committee takes into account the recommendations of our CEO. The Compensation Committee determines the compensation of our CEO. As discussed previously, the Compensation Committee is composed entirely of independent directors, as defined under applicable NASDAQ listing standards.

 Compensation Philosophy and Objectives

The Company is committed to the highest standards of ethics and integrity. We are responsive to our customers and are committed to providing an environment of excellence for our employees to allow them to discharge their responsibilities in accordance with the highest standards prevalent in the industry. We strive to create an environment of mutual respect, encouragement and teamwork and one that rewards commitment and performance.

The Compensation Committee reviews and sets the compensation for our name executive officers and reviews with management the overall company compensation structure.

Neither the Company nor the Compensation Committee believe that establishing compensation levels based purely on peer group levels is an appropriate benchmark. The Compensation Committee did not retain outside compensation consultants on a formal basis although the Chairman of the Compensation Committee, who serves as chairman of three other compensation committees of publicly traded companies, had the benefit of informal discussions with outside consultants in helping frame the goals of the TBS compensation plan, which are to:

•	Attract, retain and motivate a high-calibre executive leadership team;

•	Pay competitively and consistently within an appropriately defined market;

•	Align executive compensation with shareholder interest; and

•	Link pay to individual performance.

Our compensation plan is designed to support our business goals and promote both short-term and long-term growth.

 Implementing Compensation Objectives

The Compensation Committee recognizes that compensation practices must be competitive in the market and using the market information of other public companies is a helpful guide. However, in this regard it is important to note that there are no companies in the public arena that present an accurate and direct comparable to the Company, and it is necessary to review to some extent the compensation practices in the private sector. Two members of the Compensation Committee are experienced and active in the maritime industry and are able to establish some of the private company benchmarks.

Many of the public companies that could be considered as comparables are foreign filers and as such are not obligated to provide full financial disclosure with regard to executive compensation. Nevertheless, the Compensation Committee considered the levels of compensation at the following public companies: Genco Shipping & Trading Ltd, Eagle Bulk Shipping Inc., Quintana Maritime Ltd, Seaspan Corporation, Trailer Bridge, Inc., K-Sea Transportation Partners LP, US Shipping Corporation. In the opinion of the Compensation Committee none of these companies are perfect comparables although they attract employees with comparable background and skills.

The Compensation Committee also considered subjective factors as well as specific financial performance matrices in implementing compensation objectives. In this regard, the subjective factors relate to the underlying individual performances. The Compensation Committee focuses on the executive's ability to develop and maintain customer relationships. The ability to provide a level of service commensurate with the reputation of the Company, the executive officers' ability to deliver a consistent level of performance that sets an industry standard and the positioning of the Company for future growth. The specific financial performance matrices reviewed by the Compensation Committee are the growth in earning before interest, taxes, depreciation and amortization or “EBITDA, and the return on shareholders’ equity on a twelve month and longer basis extending over several years. EBITDA is calculated by taking consolidated net income for the period and adding back interest, taxes, depreciation and amortization.

 Elements Used to Achieve Compensation Objectives

For the year ended December 31, 2006, the principal components of compensation to named executive officers were:

•	Base salary;
•	Performance based cash bonus;
•	Equity incentive; and
•	Perquisites

Base salary. Base salary is the guaranteed element of employees' annual cash compensation. The amount of base salary reflects the employee's long-term performance, skill set and the market value of their respective skill set. The Compensation Committee set 2006 base salary after considering what other executives with comparable skill set and responsibilities are paid in the market place.

Performance based cash bonus. Performance based cash bonuses are designed to award the executive officers on a purely discretionary basis for their performance and their ability to position the Company in the global market place. The amount of the awards is driven by subjective factors as well as specific matrices such as the financial metrics discussed above. The annual performance based bonus is a significant portion of direct cash compensation (salary plus bonus) and can vary significantly from year to year depending on the executive officers' performance and the Company’s performance.

Equity incentive. TBS has an Equity Incentive Plan or "EIP" that has been approved by the Company's shareholders and allows the Compensation Committee to grant share options, restricted shares and other forms of equity incentive to employees. The Compensation Committee believes that a significant purpose of a shares award is to retain employees since their willingness and desire to stay with the company and perform at or above their abilities is enhanced by the future grant of shares under a long term vesting plan. During 2006 we issued 25,000 shares under the EIP to our CFO that was part of a 100,000 share grant of restricted Class A common shares granted at the time of our initial public offering in June 2005. The grant vests equally over four years from June 2006 through June 2009. During 2006, the Compensation Committee decided not to make additional awards of shares other than the restricted shares awarded at the time of our initial public offering. The Compensation Committee believes that currently the named executive officers have adequate Company share ownership and that any further shares awards are not necessary for retention. This aspect of compensation will however be reviewed on an annual basis and long term shares grants and other forms of equity incentives will continue to be considered as part our overall compensation package.

Perquisites. Perquisites or other personal benefits are not significant and consist primarily of the payment of life insurance and an automobile allowance that is given to the named executive officers. The Compensation Committee believes the personal benefits are reasonable in amount and have been factored in the named executive officer's overall compensation.

 Severance Plans and Employment Agreements

We have no employment agreements with our named executive officers and have no obligation to pay severance or other enhanced benefits to named executive officers upon termination of their employment except as described below under “Termination and Change-in-Control Agreements or Arrangements.”

 2006 Compensation Decisions

 The Compensation Committee reviewed the performances and compensation levels of the following named executive officers:

•	Joseph E. Royce, President, CEO, Chairman and Director
•	Gregg L. McNelis, Senior Executive Vice President, Chief Operating Officer and Director
•	Lawrence A. Blatte, Senior Executive Vice President
•	Ferdinand V. Lepere, Executive Vice President and CFO

The Compensation Committee believed that Mr. Royce had performed an outstanding job of leadership during the past year. The Compensation Committee recognized the path along which Mr. Royce had directed the company, the acquisition of additional vessels and the commencement of a newbuilding program. The Compensation Committee recognized the positioning of the company for future growth and the controlled expansion program. Mr. Royce has demonstrated significant leadership abilities. Accordingly, the Compensation Committee believed that a year of such outstanding leadership and success should be rewarded with a grant of a performance-based cash bonus equal to 100% of annual compensation.

The Compensation Committee believes that Mr. McNelis was able to extract excellent performance from the operations team. The vessels performed in line with or better than the overall market, and Mr. McNelis’s experienced ability to blend chartered and owned tonnage and maximize utilization was a key factor in the Company’s profitability. Further in recognition of Mr. McNelis's direct impact on the Company’s performance with key clients, the Compensation Committee awarded Mr. McNelis a performance-based cash bonus of 100% of annual compensation.

Mr. Blatte assumed the stewardship of the company’s newbuilding program, and his ability to navigate the difficult waters of newbuilding construction in China have led to the company securing an excellent contract. Accordingly, Mr. Blatte received a performance-based cash bonus at a rate of 100% of annual salary.

Mr. Lepere performed an outstanding job in relation to his duties. He managed a full scale company overview by outside consultants and also enabled the company to deliver timely and accurate financial reports in accordance with SEC requirements. Mr. Lepere participated in numerous investor presentations and helped the company maintain full compliance and the highest ethical standards. Accordingly, Mr. Lepere was granted a performance-based cash bonus of 100% of annual salary.

All named executive officers were also given an increase in 2007 base salary of $20,00 or $25,000. The 6.7% to 7.7% increase in base salaries over 2006 levels reflect the Compensation Committee’s view that the salaries needed to be raised to maintain competitive levels.

 Tax Considerations

Section 162(m) of the Internal Revenue Code disallows corporate tax deductions for compensation in excess of $1.0 million paid to each of the five highest paid officers of the Company unless such compensation is deemed performance related within the meaning of Section 162(m).

The Compensation Committee does not believe that the provisions of Internal Revenue Code Section 162(m) relating to the deductibility of compensation paid to the named executive officers will limit the deductibility of such compensation expected to be paid by the Company. The Compensation Committee will continue to evaluate the impact of such provisions and take such actions as it deems appropriate including the payment of compensation under circumstances where the deductibility of such compensation may be limited by Internal Revenue Code Section 162(m).

 Report of the Compensation Committee

The Compensation Committee of the Board of Directors is responsible for reviewing, approving and overseeing the company's compensation plans and practices. Management has the primary responsibility for the company's financial statements and reporting process, including the disclosure of executive compensation. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and is satisfied that the Compensation Discussion and Analysis fairly and completely represents the philosophy, intent, and actions of the Compensation Committee with regard to executive compensation. Accordingly, based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

Respectfully submitted,

Peter S. Shaerf, Chairperson
Randee E. Day
William P. Harrington
Members of the Compensation Committee
As of March 7, 2007

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compen-sation ($) (2)	Total ($)

Joseph E. Royce, President
Chief Executive Officer,
Chairman and Director	2006	$375,000	$375,000	$-	$-	$30,281	$780,281

Gregg L. McNelis, Senior
Executive Vice President, Chief
Operating Officer and Director	2006	$325,000	$325,000	$-	$-	$-	$650,000

Lawrence A. Blatte, Senior
Executive Vice President	2006	$325,000	$325,000	$-	$-	$-	$650,000

Ferdinand V. Lepere, Executive
Vice President and
Chief Financial Officer	2006	$295,000	$295,000	$250,000	$-	$10,514	$850,514

(1)
No shares or options were awarded to named executive officers during 2006. We issued 25,000 Class A common shares in June 2006 to our CFO that are part of a 100,000 share award made in June 2005 at the time of our initial public offering.

(2)	All Other Compensation to Mr. Royce includes $25,557 paid on behalf of Mr. Royce for life insurance.

Outstanding Equity Awards at 2006 Fiscal Year-End

The following table shows information about restricted shares issued under the 2005 Equity Incentive Plan.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, or Units of Other Rights That Have Not Vested ($)

Ferdinand V. Lepere	75,000	$655,500	-	$-

(1) The market value is based on the closing price of the Company's Class A common shares of $8.74 as traded on the NASDAQ Global Market (formerly the NASDAQ National Market) under the symbol "TBSI" on December 29, 2006.

 Option Exercises and Shares Vested in Fiscal Year 2006

The following table shows information about restricted shares awarded under the 2005 Equity Incentive Plan that vested during 2006.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)

Ferdinand V. Lepere	0	$-	25,000	$159,250

(1) The market value is based on the closing price of the Company's Class A common shares of $6.37 as traded on the NASDAQ Global Market under the symbol "TBSI" on June 29, 2006.

 Termination and Change-in-Control Agreements or Arrangements

The Company has no employment agreements with our named executive officers and has no obligation to pay severance or other benefits to named executive officers upon termination of their employment except with respect to the 75,000 unvested restricted shares rights for Class A common shares issued to Mr. Lepere pursuant to the 2005 Equity Incentive Plan that vest in three equal installments from June 2007 through June 2009. These rights will continue to vest on each vesting date upon termination of employment by the Company without cause or if there is a change in control of the Company (both as defined in the 2005 EIP). However, any unvested rights will be forfeited upon termination of employment for any reason (other than termination by the Company without cause) before an applicable vesting date. For purposes of the 2005 EIP, “change in control” means: (a) the sale or disposition of all or substantially all of the Company’s assets to any person or group other than the holders of the common shares immediately prior to the initial public offering or any of their respective affiliates, or (b) any person or group (in each case, other than the holders of the common shares immediately prior to the initial public offering or any of their respective affiliates) is or becomes the beneficial owner of more than 50% of the total voting power of the voting shares of the Company, including by way of merger, amalgamation, consolidation or otherwise. On a hypothetical basis, assuming that on the last business day of our last fiscal year there had been a termination of employment by the Company without cause or a change in control, the dollar value of Mr. Lepere’s restricted stock rights that would have vested based on the closing price of the Company’s common shares of $8.74 on December 29, 2006 is set forth in the “Outstanding Equity Awards at 2006 Fiscal Year End” table.

Equity Grant Policy

In April 2007, the Compensation Committee approved a policy regarding its granting practices with respect to equity awards in Company shares (the "Policy").  The Policy provides that the Compensation Committee will make such awards only at committee meetings and that all stock options will be granted at 100% of fair market value on the date of grant (which is the closing price of the Company's common shares on the NASDAQ Global Market on the grant date, or if the grant date is not a trading date, the closing price of the Company's common shares on the NASDAQ Global Market on the last trading date that precedes such grant date).  The Policy further states that, except with respect to new hires, grants of Company equity securities to directors, employees and consultants will be approved by the Compensation Committee at a meeting held on or between the third and tenth NASDAQ Global Market trading day following an Earnings Release Date (as defined below).  The Grant Date for such awards will be the date of Compensation Committee approval or, if such day is not a NASDAQ Global Market trading day, the next NASDAQ Global Market trading day.  "Earnings Release Date" means a date upon which the Company publicly announces its quarterly or annual financial results.  With respect to new hires, the grant date will be either the grant date as described above or the fifth NASDAQ Global Market trading day of the month following the month in which the individual is hired.

Equity Compensation Plans

The below table sets forth equity compensation information under our 2005 Equity Incentive Plan and 2005 Employee Stock Purchase Plan:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders	75,000	-	$3,195,500

Equity compensation plans not approved by security holders	-	-	-
Total	75,000		$3,195,500

The number of securities remaining available for future issuance under equity compensation plans approved by security holders of 3,195,500 Class A common shares consist of 1,895,000 Class A common shares issuable under our 2005 Equity Incentive Plan and 1,300,000 Class A common shares issuable under our 2005 Employee Stock Purchase Plan.

Proposals To Be Voted On

  Proposal One - Election of Directors

The Nominating and Corporate Governance Committee of the Board has proposed and the Board has recommended that eight individuals be nominated for election to the Board of Directors at the Meeting.

Director nominees Royce, McNelis, Day, Harrington and Shaerf are currently directors of TBS and have consented to serve if elected. Mr. Bayley was recommended to serve as a director by Mr. Royce, our Chief Executive Officer and Chairman of our Board of Directors.  Messrs. Cahill and Smigelski were recommended to serve as directors by Mr. Harrington the Chairman of our Nominating and Corporate Governance Committee. If any nominee for director becomes unavailable for election, the proxies will be voted for such substitute nominee(s) as the Board of Directors may propose or the size of the Board will be reduced. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

The election of these eight director nominees, to hold office until the next Annual General Meeting of Shareholders, or until their successors are duly elected and qualified, requires the affirmative vote of a majority of the votes cast by holders of Class A and Class B common shares, present in person or represented by proxy.

The Board of Directors recommends that you vote "FOR" each of the director nominees.

Director Nominee Information

Information regarding the business experience of each nominee for director and certain other information as to each nominee for director is set forth in the table below and in the following paragraphs. Certain of the information appearing in the table and notes thereto has been furnished to us by the respective nominees. No director or nominee for election as director of the Company has a family relationship with any other director, nominee or executive officer of the Company.

Name	Age	Director Since

Joseph E. Royce (1)	62	1993
Gregg L. McNelis	51	2004
James W. Bayley	67	-
John P. Cahill	49	-
Randee E. Day	59	2001
William P. Harrington	49	2005
Peter S. Shaerf	52	2001
Alexander Smigelski	50	-

(1)	Chairman of the Board

Joseph E. Royce:  Mr. Royce has been President, Chairman and a director since our inception, and Chief Executive Officer since March 2005. Since 1993, Mr. Royce has served as President of TBS Shipping Services and is responsible for supervising the vessels in our breakbulk, bulk and liner operations. Since 1978, Mr. Royce has organized and managed ventures engaged in ownership and operation of vessels. Between 1984 and early 1993, Mr. Royce was president of COTCO, a dry cargo pool of over 45 vessels. From 1973 to 1983, he was active as a shipbroker and independent ship operations manager involved in the shipment of various products worldwide.

Gregg L. McNelis:  Mr. McNelis has served as a director since February 2004 and as Senior Executive Vice President and Chief Operating Officer since March 2005. Since 1993, Mr. McNelis has served as Executive Vice President of the Commercial Department at TBS Shipping Services, where he manages the chartering department, responsible for commercial employment of liner and tramp vessels. He has worked with Mr. Royce for over 20 years, engaging in contract negotiations, time charters, voyage charters, contracts of affreightment, and developing and controlling trade lanes. Mr. McNelis previously served as vice president of COTCO. Mr. McNelis has over 27 years experience working both in South America with shipowners and shipbrokering in New York.

James W. Bayley: Mr. Bayley has been a vice president since March 2005. Since 1977, Mr. Bayley has served as managing director of Globe Maritime Limited, a company that is well established in the London shipping market. Mr. Bayley is a member of the Baltic Exchange and holds the title of Fellow of the Institute of Chartered Shipbrokers. Mr. Bayley had served as a director since our inception in 1993, but was not nominated for reelection at our last Annual General Meeting to comply with NASDAQ listing standards that require that the Board be comprised of a majority of independent directors. He will be rejoining our board if elected at this year's Annual General Meeting.

John P. Cahill:  Mr. Cahill will begin serving as a director if elected at the Annual General Meeting. Mr. Cahill is a partner at Chadbourne & Parke LLC, a law firm in New York City that he joined in 2006. He is an attorney with experience in both the private and public sectors. From 2002 until 2006, Mr. Cahill served as the Secretary and Chief of Staff to the Governor of the State of New York, which is the highest ranking appointed official in New York State Government. Prior to this appointment, Mr. Cahill was Commissioner of the New York State Department of Environmental Conservation.

Randee E. Day:  Ms. Day has served as a director and Chairperson of the Audit Committee since 2001. Ms. Day is currently a managing director and head of Maritime Investment Banking at the Seabury Group LLC., a New York based investment bank serving clients in the transportation industry. From 1985 until 2004, Ms. Day served as chief executive officer and president of Day and Partners, Inc., a financial consulting firm. Ms. Day became an independent director of Double Hull Tankers, Inc (NYSE) in July 2005 and is the chairperson of the audit committee and a member of the Compensation Committee.

William P. Harrington: Mr. Harrington became a director in 2005. Mr. Harrington is a partner and the head of the litigation practice group at Bleakley Platt & Schmidt, LLP, a law firm in White Plains, NY. He is an experienced trial attorney who has represented Fortune 500 companies in criminal, commercial, environmental, real estate and employment discrimination matters.

Peter S. Shaerf:  Mr. Shaerf has served as a director since 2001. Mr. Shaerf is currently managing director of AMA Capital Partners LLC (formerly American Marine Advisors), a merchant banking firm exclusively focused on the maritime industry. From 2002 to April 2005, Mr. Shaerf was senior vice president of American Marine Advisors, Inc. From 1998 until April 2002, Mr. Shaerf was a Managing Director of Poseidon Capital Corp., an independent maritime consulting and investment company that works extensively in the investment community. From 1980 to 2002, he was a partner of The Commonwealth Group, a brokerage and consulting company that specializes in the dry cargo and liner shipping industry. Mr. Shaerf, is a director of General Maritime Corporation (NYSE), Trailer Bridge, Inc. (NASDAQ) and Seaspan Corporation (NYSE) and a former director of MC Shipping Inc. (AMEX). Mr. Shaerf is also a director of The Containerization and Intermodal Institute and vice chairman of the Government sponsored Short Sea Shipping Co-operative.

Alexander Smigelski: Mr. Smigelski will begin serving as a director if elected at the Annual General Meeting. Mr. Smigelski a senior partner with Kings Point Capital Partners, a New York based private equity firm investing in multiple strategies since 2006 and is presently the CEO of their Restaurant Division. Mr. Smigelski previously had a 17 year career on Wall Street primarily with Merrill Lynch. In addition, he is a Master Mariner and was the youngest captain in the Exxon fleet.

 Proposal Two - Reappointment and Compensation of Independent Registered Public Accounting Firm

In accordance with the Companies Act 1981 of Bermuda, the Company’s shareholders have the authority to appoint the Company’s independent registered public accounting firm and to authorize the Audit Committee to set such firm’s fees. The Audit Committee and the Board recommends that shareholders reappoint PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to serve until the 2008 Annual Meeting and authorize our Board of Directors, acting through the Audit Committee, to set their fees.

A representative of PricewaterhouseCoopers LLP is expected to attend the Meeting and will have the opportunity to make a statement and respond to appropriate questions from shareholders at the Meeting.

Proposal Two requires the affirmative vote of a majority of the votes cast by holders of Class A and Class B common shares, present in person or represented by proxy. If the shareholders do not reappoint PricewaterhouseCoopers LLP, the Board of Directors will reconsider its selection of PricewaterhouseCoopers LLP and make a new proposal for an independent registered public accounting firm.

  Audit Committee Report

The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements to accounting principles generally accepted in the United States of America. The activities of the Audit Committee are in no way designed to supersede or alter those responsibilities. Moreover, the Committee’s role does not provide any particular assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.

In overseeing the preparation of the Company’s financial statements for the fiscal year ended December 31, 2006, the Audit Committee met with management and the Company’s independent registered public accounting firm to review and discuss all financial statements (including the Company’s audited financial statements), earnings releases and related SEC filings prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles. The Committee’s review included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended and adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee, among other things, has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T, and has discussed with PricewaterhouseCoopers LLP matters relating to its independence, including disclosures made to the Committee. The Committee approves all non-audit services to be performed by the independent registered public accounting firm as set forth in the Audit and Non-Audit Services Pre-Approval Policy. A copy of the policy is available on the Company’s website at www.tbsship.com (click on "Investor Relations" then "Governance").

Based upon its reviews and discussions, the Committee recommended to the Board of Directors that the Board of Directors approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Randee E. Day, Chairperson
Peter S. Shaerf
William P. Harrington
Members of the Audit Committee
as of March 7, 2007
 Auditor Fees

Under the Audit and Non-Audit Services Pre-Approval Policy that was adopted by the Audit Committee in June 2005, the Audit Committee must pre-approve all audit and non-audit services provided to the Company by the independent registered public accounting firm.  The Policy sets forth the procedures and conditions for pre-approval of these services.  The Audit Committee has pre-approved generally the engagement of the independent registered public accounting firm for services relating to the Company’s filings with the SEC and certain attest services.

The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP for audit and non-audit services rendered to the Company for the years ended December 31, 2006 and 2005.  These fees are categorized as audit fees, audit-related fees, tax fees and all other fees.  The nature of the services provided in each category is described following the table:

	2006	2005

Audit fees	$598,000	$1,196,000
Audit-related fees	581,000	-
Tax fees	-	-
All other fees	-	-
Total fees	$1,179,000	$1,196,000

   Audit Fees

In 2006, audit fees include professional services rendered in connection with the audit of our annual consolidated financial statements for the year ended December 31, 2006 and reviews of our interim consolidated financial statements for the first, second and third quarters of 2006. In 2005, audit fees include fees of $350,000 for the audit of the our annual consolidated financial statements for the year December 31, 2005, and reviews of the unaudited consolidated financial statements included in our quarterly reports to the SEC for the quarters ended June 30 and September 30, 2005, and approximately $846,000 for services rendered in connection with our registration statement for our initial public offering.

   Audit-Related Fees

In 2006, audit-related fees represent professional services rendered in connection with internal control reviews relating to our Sarbanes Oxley Section 404 compliance readiness for 2007.

Share Ownership

  Security Ownership of Directors, Directors Nominee  and Management

On April 23, 2007, TBS had issued and outstanding 14,325,996 Class A common shares, each of which entitles the holder to one vote, and 13,404,461 Class B common shares, each of which entitles the holder to one-half of a vote. The holders of Class A common shares may convert their Class A common shares into Class B common shares, and the holders of Class B common shares may convert their Class B common shares into Class A common shares, at any time. Moreover, the Class B common shares will automatically convert into Class A common shares upon transfer to any person other than another holder of Class B common shares, as long as the conversion does not cause TBS to become a controlled foreign corporation or if the Class A common shares to cease to be regularly traded on an established securities market for purposes of Section 883 of the Internal Revenue Code.

The following table provides certain information, as of April 23, 2007, as to the beneficial ownership of the Class A and Class B common shares of TBS for (a) each director and director nominee, (b) each named executive officer identified in the Summary Compensation Table under "Executive Compensation," and (c) the directors and executive officers of TBS as a group.

The executive officers, directors, Directors Nominee  of TBS directly and beneficially own 60.8% of the collective issued and outstanding Class A and Class B common shares of TBS. The officers and directors of TBS directly and beneficially have sole or shared voting power of 51.8% of the total voting power of TBS’s issued and outstanding Class A and Class B common shares.

	Common Shares Beneficially Owned by Directors, Director Nominees and Management
Name	Class A	%	Class B	%
Executive officers, directors and director nominees:
Joseph E. Royce (1)	3,577,306	25.0%	8,152,289	60.8%
Gregg L. McNelis (2)	637,615	4.5%	2,412,153	18.0%
Lawrence A. Blatte (3)	220,481	1.5%	524,983	3.9%
Ferdinand V. Lepere (4)	25,000	*	-	-
James W. Bayley (5)	467,939	3.3%	796,268	5.9%
Randee E. Day	3,500	*	-	-
Peter S. Shaerf	3,500	*	-	-
William P. Harrington	3,500	*	-	-
John P. Cahill	-	-	-	-
Alexander Smigelski	-	-	-	-
All executive officers, directors and director nominees as a group (10 persons): (4)	4,938,841	34.5%	11,885,693	88.6%

 * Less than one-percent

(1)
Common shares beneficially owned include 2,436,076 Class B common shares held by Mr. Royce, 2,436,076 Class B common shares held by Mr. Royce's spouse, Elaine M. Royce, 1,446,208 Class A and 976,469 Class B common shares held by the Joseph E. Royce 2005 Qualified Grantor Retained Annuity Trust (GRAT), 976,469 Class A and 2,802,507 Class B common shares held by the Elaine M. Royce 2005 Qualified GRAT and 684,890 Class A and 1,327,200 Class B common shares held by Treetops Holdings, LLC. Treetops is jointly owned by The Jeanine Royce 1997 Trust and The Laura Royce 1997 Trust. Mr. Royce is trustee of the Joseph Royce 2005 GRAT and Mrs. Royce is trustee of the Elaine Royce 2005 GRAT. Each has sole voting and investment power over the shares each indirectly owns. Mrs. Royce is a co-trustee of each of the Royce 1997 Trusts and has sole investment power over the shares she indirectly owns. Mr. and Mrs. Royce disclaim beneficial ownership of the shares indirectly owned by the Royce 1997 Trusts. The address for Mr. Royce is care of TBS Shipping Services, Inc. 612 East Grassy Sprain Road, Yonkers, N.Y. 10710.

(2)
Includes 150,710 Class A and 1,114,408 Class B common shares held by Mr. McNelis, 380,255 Class B common shares held by Mr. McNelis's spouse, Susanne McNelis, 43,347 Class A and 84,000 Class B common shares held by the Gregg L. McNelis Jr. 2004 Irrevocable Trust, 43,347 Class A and 84,000 Class B common shares held by the Diana McNelis 2004 Irrevocable Trust, 43,347 Class A and 84,000 Class B common shares held by the Brandon McNelis 2004 Irrevocable Trust, 178,432 Class A and 332,745 Class B common shares held by the Gregg L. McNelis 2005 Qualified GRAT and 178,432 Class A and 332,745 Class B common shares held by the Susanne E. McNelis 2005 Qualified GRAT. Mr. McNelis's spouse, Susanne McNelis, is the trustee of each of the McNelis Trusts, except for the Gregg McNelis GRAT, and has voting and investment power over the shares owned by the trusts for which she is trustee. Mr. McNelis is trustee of the Gregg McNelis GRAT and has voting and investment power over the shares it owns. Mr. and Mrs. McNelis disclaim beneficial ownership of the shares held by the McNelis Trusts, except the Gregg McNelis GRAT and the Susanne McNelis GRAT. The address for Mr. McNelis is care of TBS Shipping Services, Inc. 612 East Grassy Sprain Road, Yonkers, N.Y. 10710.

(3)
Includes 12,413 Class A held by Blatte Group LLC, 104,034 Class A and 71,227 Class B common shares held by the Lawrence A. Blatte 2005 Qualified GRAT and 104,034 Class A and 71,227 Class B common shares held by the Barbara H. Blatte 2005 Qualified GRAT. The Blatte Group is jointly owned by Mr. Blatte and his spouse, Barbara Blatte. Mr. and Mrs. Blatte have shared voting and investment power over the shares owned by the Blatte Group. Mr. Blatte is trustee of the Lawrence Blatte GRAT, and Mrs. Blatte is trustee of the Barbara Blatte GRAT. Each has sole voting and investment power over the shares each indirectly owns. The address for Mr. Blatte and the Blatte Group is 198 Harbor View North, Lawrence, New York 11559.

(4)

Excludes 75,000 restricted shares rights for Class A common shares issued to Mr. Lepere pursuant to the 2005 EIP and vesting in equal installments over the next three years from June 2007 through June 2009.

(5)

Includes 467,939 Class A and 796,268 Class B common shares held by Standcrown Limited. Mr. Bayley is the beneficial owner of Standcrown and has voting and investment power over the shares it owns. The address for Mr. Bayley and Standcrown is care of Globe Maritime Limited, 5th Floor, St Magnus House, 3 Lower Thames Street, London EC3R 6HE.

  Security Ownership of Certain Beneficial Owners

To the Company’s knowledge, the following individuals and institutions were beneficial owners of 5% or more of the outstanding common shares on December 31, 2006. The holdings reported below are based solely on Schedules 13G and amendments thereto filed with the SEC on or before February 15, 2007, as applicable. The Company is not aware of any other beneficial owner who became the beneficial owner of 5% or more of the common shares between December 31, 2006 and February 15, 2007.

	Common Shares Beneficially
Name	Class A	%	Class B	%

Treetops Holdings LLC (1)	684,890	4.8%	1,327,200	9.9%
Wachovia Corporation (2)	1,136,542	7.9%	-	0%
Alkiviades N. Meimaris (3)	(46,500)	2.4%	-	4.5%

(1)
Based on information contained in the Schedule 13G filed on February 14, 2006, by Treetops Holdings LLC and Tara C. DeMakes as managing member of Treetops Holdings LLC. Includes 684,890 Class A and 1,327,200 Class B common shares held by Treetops. Mrs. DeMakes is a co-trustee of each of the Royce Trusts and has voting power, but not investment power, over the shares they indirectly own through Treetops. Mrs. DeMakes is also manager of Treetops. Mrs. DeMakes disclaims beneficial ownership of the shares indirectly owned by the Royce 1997 Trusts and the shares held by Treetops. Excludes 5,000 restricted Class A common shares held by Mrs. DeMakes. The address for Treetops Holdings LLC is care of TBS Shipping Services, Inc. 612 East Grassy Sprain Road, Yonkers, N.Y. 10710.

(2)

Based on information contained in the Schedule 13G filed on February 6, 2007, by Wachovia Corporation ("Wachovia"), Wachovia has sole voting power relative to 1,136,542 Class A shares and sole dispositive power relative to 1,136,452 Class A shares. Wachovia is the parent holding company of Evergreen Investment Management Company and Wachovia Securities, LLC. The address for Wachovia Corporation is One Wachovia Center, Charlotte, North Carolina 28288-0137.

(3)

Based on information contained in the Schedule 13G filed on February 14, 2006, by Captain Meimaris. Captain Meimaris has sole voting power and sole dispositive power relative to 349,600 Class A shares and 609,888 Class B shares. The Company has knowledge of subsequent sales of 50,000 Class A commons shares made in March and April 2007. These sales have been reflected in the shares shown in the above table. The address for Captain Meimaris is 4 Cresent Way, Fort Lee, NJ 07024.

  Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC.

Based on a review of documents in the Company’s possession, and on written representations from the Company’s officers and directors, we believe that during fiscal year 2006, all persons filed on a timely basis all reports required by Section 16(a) of Exchange Act. You can obtain a copy of such reports by visiting the Company’s website at www.tbsship.com (click on "Investor Relations").

Certain Relationships and Related Transactions

Messrs. James W. Bayley, Lawrence A. Blatte, Gregg L. McNelis and Joseph E. Royce, collectively beneficially own approximately 60.7% of our issued and outstanding common shares. Each of these individuals is also a principal of and, together with Alkis N. Meimaris who retired from the Company effective January 1, 2006, control TBS Commercial Group Ltd. Lawrence A. Blatte, Gregg L. McNelis, and Joseph E. Royce have been principals of, and together with Alkis N. Meimaris, controlled, TBS Shipping Services and Roymar prior to our purchase of these companies in June 2005, for $7.5 million plus the undistributed S-corporation earnings for the period January 1, 2005 through the date of acquisition of $0.6 million. We have established long-term commercial and operational relationships with other commercial agency service companies that are located in various overseas ports in which we conduct our business. The majority of these companies are wholly- or partly-owned direct or indirect subsidiaries of TBS Commercial Group Ltd. We believe that the transactions described below are on terms no less favorable than those that could be obtained pursuant to arm's-length negotiations with independent third parties. Under the arrangements with these commercial agents, we generally pay a commission on freight revenue booked by the agent, which commission is based upon market rates, and on certain freights where they attend to the receivers of the cargo. Under the arrangements with the ship agents, we pay fees to the agents for attending vessels while in port, which fees are also based on market rates for such services. For the year ended December 31, 2006 we paid TBS Commercial Group Ltd. $6.7 million. Messrs. Royce, McNelis, Blatte and Meimaris own 31%, 15%, 9% and 9%, respectively of TBS Commercial Group Ltd.

Globe Maritime Limited, owned by James W. Bayley, provides vessel sale and purchase brokerage services, which commissions are based upon market rates. For the year ended December 31, 2006 we paid Globe Maritime Limited $527,750.

TBS Shipping Services and Roymar maintain an office in Yonkers, New York that is leased from our founder, chairman and chief executive officer, Joseph E. Royce. For the year ended December 31, 2006, we made payments to Mr. Royce under this lease of $240,000.

 Policy on Transactions and Arrangements with Related Persons

The Company has adopted a written policy for approval of transactions, arrangements and relationships between the Company and the Company’s directors, director nominees, executive officers, greater than five percent shareholders, and their immediate family members where the amount involved exceeds $100,000. The policy also includes the approval of transactions and arrangements between the Company and entities owned or controlled by the Company's executive officers and directors, including any affiliated service companies, regardless of the amount. Each of the related person transactions described above is subject to, and has been approved or ratified under, this policy.

The policy provides that the Compensation Committee reviews certain transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the Compensation Committee takes into account, among other things, whether the transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third-party under similar circumstances and the extent of the related person’s interest in the transaction.

The Compensation Committee has considered and adopted standing pre-approvals under the policy for certain limited transactions with related persons that meet specific criteria. Information on transactions subject to pre-approval is provided to the appropriate committee at its next regularly scheduled meeting. Pre-approved transactions are limited to:

•	executive officers' compensation that is subject to required proxy statement disclosure and Compensation Committee approval,

•	director compensation that is subject to required proxy statement disclosure;

•
employment and compensation relationships that are subject to Compensation Committee or other specified internal management approvals and that, in the case of executive officers, are subject to required proxy statement disclosure;

•
certain transactions with other companies and certain charitable contributions that do not exceed the greater of $200,000 or 5% of the other company's or non-profit organization's total annual receipts;

•	transactions where all sharesholders receive proportional benefit; and

•	transactions involving banking related services.

Other Matters

Management knows of no other matters that will be brought before the Annual General Meeting, but if such matters are properly presented, the proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies.

Availability of Form 10-K to Shareholders

The Company’s Annual Report to Shareholders for the year ended December 31, 2006, accompanies this proxy statement.  TBS will provide to any shareholder, upon written request and without charge, a copy of the Company’s most recent Annual Report on Form 10-K, including the financial statements, as filed with the SEC.  All requests for such reports should be directed to Investor Relations, Capital Link, Inc. 230 Park Avenue, Suite 1536, New York, NY 10169, Tel: (212) 661-7566, E-mail: nbornozis@capitallink.com. In accordance with Section 84 of the Companies Act 1981 of Bermuda, the Company's audited financial statements for the fiscal year ended December 31, 2006, will be laid before at the Annual General Meeting.

Shareholder Proposals for 2008 Annual General Meeting

In accordance with Rule 14a-8 of the Exchange Act, proposals of TBS’s shareholders intended to be presented for consideration at the 2008 Annual General Meeting of Shareholders must be received by the Company no later than January 1, 2008, in order to be included in the proxy statement and form of proxy of the Company relating to that meeting. Such proposals should be sent to TBS International Limited, Commerce Building, Chancery Lane, Hamilton HM 12, Bermuda. To be included in the proxy statement, the proposal must comply with the requirements as to form and substance established by the SEC, and must be a proper subject for shareholder action under Bermuda law.

In addition, the Company’s Bye-laws provide notice procedures for shareholders to propose persons for election to the Board, without seeking to have the proposal included in TBS’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. If a shareholder desires to propose a candidate for election to the Board of Directors at the 2008 Annual General Meeting, we must receive notice from the shareholder no later than May 20, 2008, or not less than 10 days prior to the 2008 Annual General Meeting, whichever deadline occurs earlier. Proposals of candidates for election to the Board also must satisfy other requirements set forth in the Bye-laws. Please deliver any such proposal to TBS International Ltd. Commerce Building, Chancery Lane, Hamilton HM 12, Bermuda, with a copy to our subsidiary at TBS Shipping Services, Inc. 612 East Grassy Sprain Road, Yonkers, N.Y. 10710.

Shareholders may also submit proposals on matters appropriate for shareholder action at the 2008 Annual General Meeting of Shareholders in accordance with Sections 79 and 80 of the Companies Act 1981 of Bermuda. To properly submit such a proposal, either at least 100 shareholders or any number of shareholders who represent at least 5% of the voting rights of our voting shares must notify us in writing of their intent to submit a proposal. In accordance with Bermuda law, any such shareholder proposal must generally be received by us no later than six weeks prior to the annual general meeting date in order to be circulated to shareholders by us. These requirements are separate from and in addition to the other requirements a shareholder must meet to have a proposal included in our proxy materials. Please deliver any such proposal to TBS International Ltd. Commerce Building, Chancery Lane, Hamilton HM 12, Bermuda, with a copy to our subsidiary at TBS Shipping Services, Inc. 612 East Grassy Sprain Road, Yonkers, N.Y. 10710.

By order of the Board of Directors,

/s/ J. E. Faries
April 30, 2007	Corporate Secretary

TBS INTERNATIONAL LIMITED
ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 19, 2007

This proxy is solicited on behalf of the Board of Directors.

     The undersigned being a Member of TBS International Limited (the "Company"), HEREBY APPOINT JOSEPH E. ROYCE and GREGG L. MCNELIS, and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution, to vote all the of Class A common shares and Class B common shares of the Company held in the name of the undersigned at the Annual General Meeting of Shareholders to be held at the Metropolitan Club, at One East 60th Street, New York, New York 10022, on Tuesday, June 19, 2007, at 3:00 p.m., Eastern Time, and any adjournment or postponement thereof, with all the powers the undersigned would have if personally present, upon the matters set forth in the Notice of such meeting and as indicated in the following sentence.

THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS DULY EXECUTED AND RETURNED, BUT NO VOTING DIRECTIONS ARE GIVEN HEREIN, THEN THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1, "FOR" PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE 2007 ANNUAL GENERAL MEETING.

(Continued and to be signed on the reverse side)
COMMENTS:

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF
TBS INTERNATIONAL LIMITED

TO BE HELD ON JUNE 19, 2007
Please date, sign and mail your proxy card in the
envelope provided as soon as possible.
ê Please detach along perforated line and mal in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

PROPOSAL 1.	Election of 8 directors (all nominated as directors to serve for the terms indicated in the Proxy Statement).

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
01 - Joseph E. Royce	[ ]	[ ]	[ ]	03 - Randee E. Day	[ ]	[ ]	[ ]
02 - Gregg L. McNelis	[ ]	[ ]	[ ]	05 - William P. Harrington	[ ]	[ ]	[ ]
06 - James W. Bayley	[ ]	[ ]	[ ]	04 - Peter S. Shaerf	[ ]	[ ]	[ ]
07 - John P. Cahill	[ ]	[ ]	[ ]	08 - Alexander Smigelski	[ ]	[ ]	[ ]

	FOR	AGAINST	ABSTAIN

PROPOSAL 2.
Reappointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm until the 2008 Annual Meeting for the fiscal year ending December 31, 2007 and the authorization of the Board, acting through the Audit Committee, to determine the independent registered public accounting firm’s fees.
	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [move to end of proxy card]
☐

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.
Please mark, sign, date and return in the enclosed envelope.

Signature of Shareholder	Date

Signature of Shareholder	Date

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.